                                                REGISTRATION NO. 33-64467
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             ---------------------

                                AMENDMENT NO. 1
                                      TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                           VIACOM INTERNATIONAL INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                        4841                    04-2980402
(STATE OR OTHER JURISDICTION       (PRIMARY STANDARD            (IRS EMPLOYER
      OF INCORPORATION         INDUSTRIAL CLASSIFICATION     IDENTIFICATION NO.)
      OR ORGANIZATION)                CODE NUMBER)

                                 1515 BROADWAY
                           NEW YORK, NEW YORK  10036
                                 (212) 258-6000
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ---------------------

                            PHILIPPE P. DAUMAN, ESQ.
                   EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL,
                   CHIEF ADMINISTRATIVE OFFICER AND SECRETARY
                           VIACOM INTERNATIONAL INC.
                                 1515 BROADWAY
                           NEW YORK, NEW YORK  10036
                                 (212) 258-6000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                             ---------------------

                                   COPIES TO:
                             STEPHEN T. GIOVE, ESQ.
                          CREIGHTON O'M. CONDON, ESQ.
                              SHEARMAN & STERLING
                              599 LEXINGTON AVENUE
                           NEW YORK, NEW YORK  10022

   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this Registration Statement becomes effective and the other conditions to the commencement of the Exchange Offer described herein have been satisfied or waived.

   If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with
General Instruction G, check the following box.    [_]

                        CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                                PROPOSED          PROPOSED         AMOUNT OF
                                                                AMOUNT          MAXIMUM            MAXIMUM        REGISTRATION
            TITLE OF EACH CLASS OF SECURITIES                    TO BE        OFFERING PRICE       AGGREGATE           FEE
                   TO BE REGISTERED                            REGISTERED        PER UNIT     OFFERING PRICE/(1)/
-------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $100.00 par value per share.........  5,000,000 shares       N.A.              $495,971,032      $171,025/(3)/
-------------------------------------------------------------------------------------------------------------------------------
Series A Senior Cumulative Exchangeable Preferred Stock,    5,000,000 shares       N.A.                 N.A.           N.A.
$100.00 par value per share/(2)/..........................
===============================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(f) under the Securities Act, as amended, based on the market value of the shares of Viacom Class A Common Stock and Class B Common Stock to be received in the exchange for the shares of the registrant's securities registered pursuant hereto ($48 5/8, which is the average of the averages of the high and low prices per share of Viacom Class A Common Stock and Class B Common Stock on the American Stock Exchange, Inc. on November 14, 1995).
(2) Represents shares of Series A Senior Cumulative Exchangeable Preferred Stock underlying the Registrant's Class A Common Stock, all of which will be issuable to holders of Class A Common Stock automatically, and without any further consideration, upon the subscription by a third party for shares of the registrant's Class B Common Stock.

(3)  Fee of $171,025 previously paid on November 20, 1995.


                             ---------------------

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
================================================================================

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on November 21, 1995.


                                         VIACOM INTERNATIONAL INC.


                                         By   /s/  Frank J. Biondi, Jr.
                                              ----------------------------------
                                              Frank J. Biondi, Jr.
                                              President, Chief Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on November 21, 1995:


          NAME AND SIGNATURE                           TITLE


       /s/  Frank J. Biondi, Jr.                  Director, President,
       -------------------------                    Chief Executive Officer
        (Frank J. Biondi, Jr.)

       /s/  George S. Smith, Jr.                  Senior Vice President,
       -------------------------                    Chief Financial Officer
         (George S. Smith, Jr.)

       /s/ Susan C. Gordon                        Vice President, Controller,
       -------------------------                    Chief Accounting Officer
           (Susan C. Gordon)

                   *                              Director
       -------------------------
           (George S. Abrams)

                   *                              Director
       -------------------------
          (Steven R. Berrard)


       /s/  Philippe P. Dauman                    Director
       -------------------------
          (Philippe P. Dauman)

                   *                              Director
       -------------------------
        (George D. Johnson, Jr.)

                   *                              Director
       -------------------------
              (Ken Miller)

                   *                              Director
       -------------------------
          (Brent D. Redstone)

                   *                              Director
       -------------------------
            (Shari Redstone)

                   *                              Director
       -------------------------
          (Sumner M. Redstone)

                   *                              Director
       -------------------------
         (Frederic V. Salerno)

                   *                              Director
       -------------------------
          (William Schwartz)

                   *                              Director
       -------------------------
           (Ivan Seidenberg)



*By  /s/  Philippe P. Dauman
     ---------------------------
          Philippe P. Dauman,
          Attorney-in-Fact
          for the Directors

                                     II-6